Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER 2017 RESULTS AND UPDATES 2017 GUIDANCE
RUTLAND, VERMONT (August 2, 2017) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three month period ended June 30, 2017. In addition, the Company expects its revenue, Adjusted EBITDA*, and Normalized Free Cash Flow* results to be towards the upper-end of its previously announced guidance ranges for the fiscal year ending December 31, 2017.
Highlights for the Three Months Ended June 30, 2017:

•	Revenues were $154.0 million for the quarter, up $9.3 million, or 6.5%, from the same period in 2016.

•
Net loss was $(53.7) million for the quarter, as compared to net income of $5.2 million for the same period in 2016. The Company recognized a $64.1 million Southbridge landfill closure charge during the quarter.

•	Adjusted Net Income (Loss) Attributable to Common Stockholders* was $10.8 million for the quarter, as compared to $5.8 million for the same period in 2016.

•	Adjusted EBITDA was $36.1 million for the quarter, up $1.3 million, or 3.7%, from the same period in 2016.

•	Operating loss was $(47.3) million for the quarter, as compared to operating income of $15.6 million for the same period in 2016.

•	Adjusted Operating Income* was $16.8 million for the quarter, up $1.2 million, or 7.9%, from the same period in 2016.

•	Overall solid waste pricing for the quarter was up 2.6%, driven by strong landfill pricing up 3.0% and robust residential and commercial collection pricing up 3.0%.
“Our team has worked hard over the last 14 years to develop an environmentally sound disposal facility in Southbridge to serve the needs of our customers throughout Massachusetts,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “However, given the innumerable regulatory and political roadblocks we have faced over the last three years as we have worked to develop additional capacity at the site, and expect we would continue to face, we do not believe that further development at the existing landfill site will generate an adequate risk adjusted return. As such, during the second quarter we adopted a plan to close the Southbridge landfill when the current permitted airspace is fully consumed, with the site expected to close by December 31, 2018.”
“We had a solid operational quarter, as we continued to execute well against our key management strategies despite several uncontrollable cost headwinds,” Casella said. “We remain focused on creating shareholder value through increasing landfill returns, improving collection profitability, creating incremental value through resource solutions, improving returns in our recycling business, and reducing leverage through strict capital discipline and debt repayment. The progress we have made on our strategies clearly drove positive financial results in the second quarter. While operating loss was $(47.3) million, reflecting the impact of the Southbridge landfill closure charge, Adjusted Operating Income was up $1.2 million year-over-year, or up 7.9%, despite $2.2 million of higher healthcare costs and $1.0 million of higher landfill leachate costs year-over-year as we experienced an exceptionally rainy spring in the northeast.”
“From an operating standpoint, our disciplined solid waste pricing programs continued to add value, driven by strong landfill pricing which was up 3.0% and robust residential and commercial pricing which was up 3.0%,” Casella said. “This strong pricing was coupled with 2.1% solid waste volume growth in the second quarter, mainly driven by 4.8% growth in landfill volumes as we continued to source new volumes in the tightening northeastern disposal markets.”
“Further, our efforts to reduce operating costs and drive efficiencies continued in the second quarter, with these efforts offset by 117% higher healthcare costs year-over-year,” Casella said. “This substantial increase in our healthcare costs in the second quarter was mainly due to higher than normal large claims activity, and we believe that activity and costs should normalize to our historical averages through the remainder of the year. We have worked hard over the last three years to reduce healthcare inflation and improve our healthcare offerings to our employees. Through these efforts we have experienced roughly 1.2% per year of healthcare inflation as compared to 5 to 7% per year nationally.”

For the quarter, revenues were $154.0 million, up $9.3 million, or 6.5%, from the same period in 2016, with revenue growth mainly driven by: robust collection, disposal and recycling commodity pricing; higher collection, disposal, recycling and customer solutions volumes; and the roll-over impact from acquisitions.
Net loss attributable to common stockholders was $(53.7) million, or $(1.28) per diluted common share for the quarter, as compared to net income attributable to common stockholders of $5.2 million, or $0.12 per diluted common share for the same period in 2016. Adjusted Net Income Attributable to Common Stockholders was $10.8 million for the quarter, or an Adjusted Diluted Earnings Per Common Share* of $0.25 for the quarter, as compared to Adjusted Net Income Attributable to Common Stockholders of $5.8 million, or an Adjusted Diluted Earnings Per Common Share of $0.14 for the same period in 2016.
Operating loss was $(47.3) million for the quarter, as compared to operating income of $15.6 million for the same period in 2016. Adjusted Operating Income was $16.8 million for the quarter, up $1.2 million from the same period in 2016. Adjusted EBITDA was $36.1 million for the quarter, up $1.3 million from the same period in 2016, with growth mainly driven by improved performance in the Company's disposal and recycling lines-of-business.
The Company decided after due consideration of all facts and circumstances before it, that it is no longer likely that further development at the existing landfill site will generate an adequate risk adjusted return at the Southbridge landfill, and that it will accordingly cease operations at the Southbridge landfill when no further capacity is available, expected by no later than December 31, 2018. Accordingly, in the three months ended June 30, 2017, it recorded a charge of $64.1 million associated with the determination that operations would cease at the Southbridge landfill, including an asset impairment charge of $48.0 million related to the asset group that includes Southbridge landfill; a project development charge of $9.1 million related to the write-off of deferred costs associated with landfill permitting activities no longer deemed viable; an environmental remediation charge of $6.4 million associated with the future installation of a municipal waterline; and a charge of $0.6 million for legal and transaction costs associated with various matters as part of the Southbridge landfill closure.
Net cash provided by operating activities was $29.3 million for the quarter, as compared to $33.9 million for the same period in 2016. Net cash by operating activities was negatively impacted in the quarter by $(7.9) million of higher cash outflows associated with changes in assets and liabilities year-over-year, with the $(7.1) million of this negative variance driven by a lower interest accrual at June 30th this year as compared to last year. The lower interest accrual is associated with the timing of interest payments, combined with lower average debt balances and changes to the Company's capitalization structure that resulted in interest expense, net decreasing $(3.7) million from the same period in 2016.
Free Cash Flow* was $11.7 million for the quarter, as compared to $18.0 million for the same period in 2016. Normalized Free Cash Flow was $12.3 million for the quarter, as compared to $18.0 million for the same period in 2016.
Highlights for the Six Months Ended June 30, 2017:

•	Revenues were $287.8 million year-to-date, up $17.7 million, or 6.6%, from the same period in 2016.

•	Net loss was $(53.9) million year-to-date, an increase in net loss of $(51.5) million, as compared to a net loss of $(2.4) million for the same period in 2016.

•	Adjusted Net Income (Loss) Attributable to Common Stockholders was $11.0 million year-to-date, as compared to $(1.9) million for the same period in 2016.

•	Adjusted EBITDA was $59.2 million year-to-date, up $5.2 million, or 9.6%, from the same period in 2016.

•	Operating loss was $(40.7) million year-to-date, as compared to operating income of $17.6 million for the same period in 2016.

•	Adjusted Operating Income was $23.4 million year-to-date, up $5.8 million, or 33.2%, from the same period in 2016.

•	Net cash provided by operating activities was $40.0 million year-to-date, up $4.4 million from the same period in 2016.

•	Normalized Free Cash Flow was $13.4 million year-to-date, up $3.7 million from the same period in 2016.
For the six months ended June 30, 2017, revenues were $287.8 million, up $17.7 million, or 6.6%, from the same period in 2016, mainly driven by robust collection, disposal and recycling pricing; higher collection, commodity, and customer solutions volumes; and the acquisition of two hauling companies, partially offset by lower disposal and organics volumes.

Net loss attributable to common stockholders was $(53.9) million, or $(1.29) per diluted common share year-to-date, as compared to $(2.4) million, or $(0.06) per diluted common share for the same period in 2016. Adjusted Net Income Attributable to Common Stockholders was $11.0 million year-to-date, or an Adjusted Diluted Earnings Per Common Share of $0.26 year-to-date, as compared to Adjusted Net Loss Attributable to Common Stockholders of $(1.9) million, or an Adjusted Diluted Earnings Per Common Share of $(0.05) for the same period in 2016.
Operating loss was $(40.7) million year-to-date, as compared to operating income of $17.6 million for the same period in 2016. Adjusted Operating Income was $23.4 million year-to-date, up $5.8 million from the same period in 2016. Adjusted EBITDA was $59.2 million year-to-date, up $5.2 million from the same period in 2016.
Net cash provided by operating activities was $40.0 million year-to-date, as compared to $35.6 million for the same period in 2016. Free Cash Flow was $12.8 million year-to-date, as compared to $9.8 million for the same period in 2016. Normalized Free Cash Flow was $13.4 million year-to-date, as compared to $9.8 million for the same period in 2016.
Outlook
Given the Company's strong pricing and operational performance during the first six months of the year and increased visibility into the remainder of the year, the Company indicated that it expects its revenue, Adjusted EBITDA, and Normalized Free Cash Flow results to be towards the upper-end of its previously announced guidance ranges for the fiscal year ending December 31, 2017. The estimated ranges are as follows:

•	Revenues between $577 million and $587 million;

•	Adjusted EBITDA between $124 million and $128 million; and

•	Normalized Free Cash Flow between $32 million and $36 million.
The Company does not provide reconciling information of non-GAAP financial measures on a forward-looking basis because such information is not available without an unreasonable effort. The Company believes that such information is not significant to an understanding of its non-GAAP financial measures for forward-looking periods because its methodology for calculating such non-GAAP financial measures is based on sensitivity analysis compared to budget at the business unit level rather than on differences from Generally Accepted Accounting Principles in the United States (“GAAP”) financial measures.
Conference call to discuss quarter
The Company will host a conference call to discuss these results on Wednesday, August 2, 2017 at 5:00 p.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.
A replay of the call will be available on the Company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 53829727) until 10:00 p.m. ET on August 9, 2017.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, the Southbridge landfill closure charge, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure.

The Company also discloses earnings before interest and taxes, adjusted for the Southbridge landfill closure charge, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, the Southbridge landfill closure charge, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure.
The Company also discloses net (loss) income attributable to common stockholders, adjusted for the Southbridge landfill closure charge, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, impacts from divestiture transactions, losses on debt modifications, as well as impairment of investments ("Adjusted Net Income (Loss) Attributable to Common Stockholders"), which is a non-GAAP financial measure.
The Company also discloses Adjusted Diluted Earnings Per Common Share, which is Adjusted Net Income (Loss) Attributable to Common Stockholders divided by Adjusted Diluted Weighted Average Shares Outstanding, which includes the dilutive effect of options and restricted / performance stock units despite the net (loss) income position during the period.
The Company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses Free Cash Flow plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, (less) plus cash (inflows) outflows associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.
Adjusted EBITDA and Adjusted Operating Income are reconciled to net (loss) income, while Adjusted Net Income (Loss) Attributable to Common Stockholders is reconciled to net (loss) income attributable to common stockholders, Adjusted Diluted Earnings Per Common Share is reconciled to diluted earnings per common share, and Free Cash Flow and Normalized Free Cash Flow are reconciled to net cash provided by operating activities.
The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, and Normalized Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, and Normalized Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the Company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, and Normalized Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, or Normalized Free Cash Flow presented by other companies.
Safe Harbor Statement

Certain matters discussed in this press release, including, but not limited to, the statements regarding financial results and guidance, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Such risks and uncertainties include or relate to, among other things: costs associated with the planned capping and closure of the Southbridge landfill and the pending litigation relating to the Southbridge landfill; adverse weather conditions that have negatively impacted and may continue to negatively impact its revenues and its operating margin; current economic conditions that have adversely affected and may continue to adversely affect its revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside its control; the Company may be required to incur capital expenditures in excess of its estimates; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may incur environmental charges or asset impairments in the future; and the Company's credit facility agreement requires it to meet a number of financial ratios and covenants. There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2016 and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$154,016	$144,670	$287,818	$270,103
Operating expenses:
Cost of operations	102,519	95,188	197,063	185,606
General and administration	18,794	18,084	37,638	36,672
Depreciation and amortization	15,868	15,802	29,717	30,255
Southbridge landfill closure charge (1)	64,114	—	64,114	—
	201,295	129,074	328,532	252,533
Operating (loss) income	(47,279)	15,596	(40,714)	17,570
Other expense (income):
Interest expense, net	6,282	9,944	12,663	19,870
Loss on debt extinguishment	46	593	517	545
Other income	(326)	(363)	(405)	(504)
Other expense, net	6,002	10,174	12,775	19,911
(Loss) income before income taxes	(53,281)	5,422	(53,489)	(2,341)
Provision for income taxes	394	230	411	81
Net (loss) income	(53,675)	5,192	(53,900)	(2,422)
Less: Net loss attributable to noncontrolling interests	—	(3)	—	(9)
Net (loss) income attributable to common stockholders	$(53,675)	$5,195	$(53,900)	$(2,413)
Basic weighted average common shares outstanding	41,811	41,132	41,698	41,064
Basic earnings per common share	$(1.28)	$0.13	$(1.29)	$(0.06)
Diluted weighted average common shares outstanding	41,811	41,598	41,698	41,064
Diluted earnings per common share	$(1.28)	$0.12	$(1.29)	$(0.06)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2017	December 31, 2016
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$2,685	$2,544
Accounts receivable - trade, net of allowance for doubtful accounts	65,766	61,196
Other current assets	14,202	14,848
Total current assets	82,653	78,588
Property, plant and equipment, net of accumulated depreciation and amortization	349,345	398,466
Goodwill	121,700	119,899
Intangible assets, net	8,169	7,696
Restricted assets	1,065	1,002
Cost method investments	12,333	12,333
Other non-current assets	13,612	13,528
Total assets	$588,877	$631,512
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$5,016	$4,686
Accounts payable	43,539	44,997
Other accrued liabilities	29,489	32,743
Total current liabilities	78,044	82,426
Long-term debt and capital leases, less current maturities	497,592	503,961
Other long-term liabilities	87,874	69,675
Total stockholders' deficit	(74,633)	(24,550)
Total liabilities and stockholders' deficit	$588,877	$631,512

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(53,900)	$(2,422)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,717	30,255
Depletion of landfill operating lease obligations	4,173	4,443
Interest accretion on landfill and environmental remediation liabilities	1,939	1,782
Amortization of debt issuance costs and discount on long-term debt	1,320	2,079
Stock-based compensation	2,912	1,622
Gain on sale of property and equipment	(97)	(520)
Southbridge landfill non-cash closure charge (1)	63,526	—
Loss on debt extinguishment	517	545
Deferred income taxes	284	303
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(10,382)	(2,502)
Net cash provided by operating activities	40,009	35,585
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(2,694)	(2,439)
Acquisition related additions to property, plant and equipment	(176)	(38)
Additions to property, plant and equipment	(24,372)	(23,460)
Payments on landfill operating lease contracts	(3,177)	(3,326)
Proceeds from sale of property and equipment	382	957
Net cash used in investing activities	(30,037)	(28,306)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	117,000	126,000
Principal payments on long-term debt	(126,238)	(132,716)
Payments of debt issuance costs	(1,451)	(682)
Payments of debt extinguishment costs	—	(310)
Proceeds from the exercise of share based awards	858	—
Change in restricted cash	—	499
Net cash used in financing activities	(9,831)	(7,209)
Net increase in cash and cash equivalents	141	70
Cash and cash equivalents, beginning of period	2,544	2,312
Cash and cash equivalents, end of period	$2,685	$2,382
Supplemental Disclosure of Cash Flow Information:
Cash interest	$14,079	$18,394
Cash income taxes, net of refunds	$189	$203
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets obtained through long-term obligations	$2,813	$866

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)
Note 1: Southbridge Landfill Closure Charge
In June 2017, we initiated the plan to cease operations of our Southbridge landfill. Accordingly, in the three months ended June 30, 2017, we recorded a charge associated with the closure of our Southbridge landfill as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Asset impairment charge (1)	$47,999	$—	$47,999	$—
Project development charge (2)	9,148	—	9,148	—
Environmental remediation charge (3)	6,379	—	6,379	—
Legal and transaction costs (4)	588	—	588	—
Southbridge landfill closure charge	$64,114	$—	$64,114	$—

(1)
We performed a test of recoverability under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 360, which indicated that the carrying value of our asset group that includes the Southbridge landfill was no longer recoverable and, as a result, the asset group was assessed for impairment with an impairment charge allocated to the long-lived assets of Southbridge landfill in accordance with FASB ASC 360.

(2)	We wrote-off deferred costs associated with landfill permitting activities no longer deemed viable.

(3)	We recorded an environmental remediation charge associated with the future installation of a municipal waterline.

(4)	We incurred legal and other transaction costs associated with various matters as part of the Southbridge landfill closure.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands)
Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net (loss) income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) income	$(53,675)	$5,192	$(53,900)	$(2,422)
Net (loss) income as a percentage of revenues	(34.9)%	3.6%	(18.7)%	(0.9)%
Provision for income taxes	394	230	411	81
Other income	(326)	(363)	(405)	(504)
Loss on debt extinguishment	46	593	517	545
Interest expense, net	6,282	9,944	12,663	19,870
Southbridge landfill closure charge	64,114	—	64,114	—
Depreciation and amortization	15,868	15,802	29,717	30,255
Depletion of landfill operating lease obligations	2,409	2,493	4,173	4,443
Interest accretion on landfill and environmental remediation liabilities	974	896	1,939	1,782
Adjusted EBITDA	$36,086	$34,787	$59,229	$54,050
Adjusted EBITDA as a percentage of revenues	23.4%	24.0%	20.6%	20.0%
Depreciation and amortization	(15,868)	(15,802)	(29,717)	(30,255)
Depletion of landfill operating lease obligations	(2,409)	(2,493)	(4,173)	(4,443)
Interest accretion on landfill and environmental remediation liabilities	(974)	(896)	(1,939)	(1,782)
Adjusted Operating Income	$16,835	$15,596	$23,400	$17,570
Adjusted Operating Income as a percentage of revenues	10.9%	10.8%	8.1%	6.5%

Following is a reconciliation of Adjusted Net Income (Loss) Attributable to Common Stockholders to Net (loss) income attributable to common stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) income attributable to common stockholders	$(53,675)	$5,195	$(53,900)	$(2,413)
Loss on debt extinguishment	46	593	517	545
Southbridge landfill closure charge	64,114	—	64,114	—
Tax effect (i)	316	4	318	4
Adjusted Net Income (Loss) Attributable to Common Stockholders	$10,801	$5,792	$11,049	$(1,864)
Diluted weighted average common shares outstanding	41,811	41,598	41,698	41,064
Dilutive effect of options and restricted / performance stock units	1,137	—	1,132	—
Adjusted Diluted Weighted Average Common Shares Outstanding	42,948	41,598	42,830	41,064
Adjusted Diluted Earnings Per Common Share	$0.25	$0.14	$0.26	$(0.05)

(i)	The aggregate tax effect of the adjustments, including any impact of deferred tax adjustments.

Following is a reconciliation of Adjusted Diluted Earnings Per Common Share to Diluted earnings per common share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Diluted earnings per common share	$(1.28)	$0.12	$(1.29)	$(0.06)
Loss on debt extinguishment	—	0.02	0.01	0.01
Southbridge landfill closure charge	1.52	—	1.53	—
Tax effect	0.01	—	0.01	—
Adjusted Diluted Earnings Per Common Share	$0.25	$0.14	$0.26	$(0.05)

Following is a reconciliation of Free Cash Flow and Normalized Free Cash Flow to Net cash provided by operating activities:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$29,333	$33,861	$40,009	$35,585
Capital expenditures	(15,738)	(13,612)	(24,372)	(23,460)
Payments on landfill operating lease contracts	(2,200)	(2,826)	(3,177)	(3,326)
Proceeds from sale of property and equipment	298	598	382	957
Free Cash Flow	$11,693	$18,021	$12,842	$9,756
Landfill closure, site improvement and remediation expenditures (i)	588	—	588	—
Normalized Free Cash Flow	$12,281	$18,021	$13,430	$9,756

(i)	Includes cash outlays associated with the Southbridge landfill closure.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three and six months ended June 30, 2017 and 2016 are as follows:

	Three Months Ended June 30,
	2017	% of Total Revenue	2016	% of Total Revenue
Collection	$66,308	43.1%	$63,685	44.0%
Disposal	42,172	27.4%	39,384	27.2%
Power generation	1,554	1.0%	1,460	1.0%
Processing	2,137	1.3%	1,747	1.3%
Solid waste operations	112,171	72.8%	106,276	73.5%
Organics	11,005	7.2%	12,171	8.4%
Customer solutions	14,629	9.5%	13,407	9.3%
Recycling	16,211	10.5%	12,816	8.8%
Total revenues	$154,016	100.0%	$144,670	100.0%

	Six Months Ended June 30,
	2017	% of Total Revenue	2016	% of Total Revenue
Collection	$126,145	43.8%	$121,536	45.0%
Disposal	73,454	25.5%	71,637	26.5%
Power generation	2,906	1.0%	3,167	1.2%
Processing	3,796	1.4%	2,720	1.0%
Solid waste operations	206,301	71.7%	199,060	73.7%
Organics	20,219	7.0%	21,106	7.8%
Customer solutions	28,452	9.9%	26,483	9.8%
Recycling	32,846	11.4%	23,454	8.7%
Total revenues	$287,818	100.0%	$270,103	100.0%

Components of revenue growth for the three months ended June 30, 2017 compared to the three months ended June 30, 2016 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$1,794	2.8%	1.7%	1.2%
Disposal	1,015	2.6%	0.9%	0.7%
Solid Waste Price	2,809		2.6%	1.9%
Collection	464		0.4%	0.3%
Disposal	1,772		1.7%	1.2%
Processing	36		—%	0.1%
Solid Waste Volume	2,272		2.1%	1.6%
Fuel surcharge	(170)		(0.1)%	(0.1)%
Commodity price & volume	449		0.4%	0.3%
Acquisitions, net divestitures	535		0.5%	0.4%
Total Solid Waste	5,895		5.5%	4.1%
Organics	(1,166)			(0.8)%
Customer Solutions	1,222			0.9%
Recycling Operations:			% of Recycling Operations
Price	2,277		17.8%	1.6%
Volume	1,118		8.7%	0.7%
Total Recycling	3,395		26.5%	2.3%
Total Company	$9,346			6.5%
Solid waste internalization rates by region for the three and six months ended June 30, 2017 and 2016 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Eastern region	55.8%	53.0%	52.0%	49.2%
Western region	73.2%	75.6%	71.0%	74.3%
Solid waste internalization	63.7%	63.7%	60.8%	60.9%
Components of capital expenditures (ii) for the three and six months ended June 30, 2017 and 2016 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Total Growth Capital Expenditures	$973	$2,116	$1,955	$3,462
Replacement Capital Expenditures:
Landfill development	9,276	7,670	12,090	11,457
Vehicles, machinery, equipment and containers	4,370	3,150	8,341	7,344
Facilities	585	526	1,165	680
Other	534	150	821	517
Total Replacement Capital Expenditures	14,765	11,496	22,417	19,998
Total Growth and Replacement Capital Expenditures	$15,738	$13,612	$24,372	$23,460

(ii)
The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures, which are not included in the table above, are defined as costs of equipment added directly as a result of new business growth related to an acquisition.